UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2019

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	000-38140 (Commission File Number)	N/A (IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: 866-639-5087

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	CISN	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 22, 2019, Cision Ltd. (the “Company”) issued a press release to announce that its Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, appointed David J. Krantz to serve as a Class I member of the Company’s Board of Directors, effective July 16, 2019, with an initial term to expire at the Company’s 2021 annual meeting of shareholders.

Mr. Krantz will be compensated in accordance with the Company’s director compensation practices, which currently consists of $40,000 annual cash compensation and annual restricted stock unit (“RSU”) grants valued at $140,000. Although Mr. Krantz does not currently serve on any committees of the Board of Directors, he will be entitled to additional cash stipends if he is subsequently appointed to serve on one or more committees. Any RSU grants will vest on the first anniversary of the issuance, so long as Mr. Krantz remains on the Board of Directors as of such date. Any unvested RSUs would vest immediately upon a change in control of the Company to a third party. Any unvested RSUs will be automatically forfeited upon Mr. Krantz’s resignation or removal from the Board of Directors with or without cause. (See the Form of Restricted Stock Unit Agreement filed as Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017.)

In addition, it is expected that Mr. Krantz will execute the Company’s standard form of director indemnification agreement. (See the Form of Director and Officer Indemnification Agreement filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2017.) There was no arrangement or understanding pursuant to which Mr. Krantz was appointed as a director, and there are no related party transactions between the Company and Mr. Krantz that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Krantz to the Board of Directors is attached hereto as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Item 8.01	Other Events.

The Company will hold its annual meeting of shareholders (the “Annual Meeting”) at 10:00 a.m. Eastern Time on August 28, 2019 at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814. The Company’s Board of Directors has declared the close of business on August 2, 2019 as the record date for the Annual Meeting. Only shareholders of record on August 2, 2019 are entitled to receive notice of, attend and vote at the Annual Meeting.

The deadline for submitting shareholder proposals for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 is August 5, 2019. Any shareholder wishing to bring business before the Annual Meeting other than pursuant to Rule 14a-8 must deliver notice to the Company by August 5, 2019 and otherwise comply with the applicable procedures set forth in the Company’s memorandum and articles of association.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2019

CISION LTD.

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer